UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2017

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-319743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114

Jacksonville, Florida 32202

(Address of principal executive offices) (Zip Code)

(904) 598-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 14, 2016, Regency Centers Corporation (“Regency”) entered into an Agreement and Plan of Merger with Equity One, Inc. (“Equity One”), pursuant to which, on the terms and subject to the conditions therein, Equity One will merge with and into Regency (the “Merger”), with Regency continuing as the surviving corporation.

In connection with the Merger, a purported stockholder of Regency initiated a class action lawsuit in the Circuit Court for the 4th Judicial Circuit in and for Duval County, Florida, against Regency and its directors (the “Defendants”), captioned as follows: Garfield v. Regency Centers Corporation et al., Case No. 16-2017-CA-000688-XXXX-MA (filed February 3, 2017) (the “Action”), purporting to allege, among other matters, that the definitive joint proxy statement/prospectus filed by Regency and Equity One with the Securities and Exchange Commission (the “SEC”) on January 24, 2017 (the “Joint Proxy Statement/Prospectus”) omitted certain material information in connection with the Merger. The complainant seeks various remedies, including injunctive relief to prevent the consummation of the Merger unless certain allegedly material information is disclosed and seeking compensatory and rescissory damages in the event the Merger is consummated without such disclosures.

On February 17, 2017, the Defendants entered into a stipulation of settlement with respect to the Action, pursuant to which the parties have agreed, among other things, that Regency will make certain supplemental disclosures which are set forth in the supplemental disclosures below. The supplemental disclosures to the Joint Proxy Statement/Prospectus should be read in conjunction with the Joint Proxy Statement/Prospectus, which should be read in its entirety. The information contained in this Current Report on Form 8-K is incorporated by reference into the Joint Proxy Statement/Prospectus, and to the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Joint Proxy Statement/Prospectus, the information in this Current Report on Form 8-K shall supersede or supplement the information in the Joint Proxy Statement/Prospectus.

The settlement will not affect the timing of the respective special meetings of Regency stockholders and Equity One stockholders, the disposition of the stockholders’ vote or the amount of consideration to be paid to Equity One stockholders in connection with the proposed merger. Regency believes that the Action is without merit and that no supplemental disclosure is required to the Joint Proxy Statement/Prospectus under any applicable rule, statute, regulation or law. However, to, among other things, eliminate the burden, inconvenience, expense, risk and disruption of further litigation, Regency has determined that it will make the below supplemental disclosures. The Regency board of directors continues to unanimously recommend that you vote “FOR” the proposal to approve the Merger Agreement and the Merger, and “FOR” the other proposals being considered at the special meeting of Regency stockholders.

The settlement remains subject to, among other things, confirmatory discovery and Court approval following notice to Regency stockholders of record as directed by the Court. If the settlement is approved by the Court, the parties to the Action anticipate that the settlement will resolve and release all claims pursuant to terms that will be disclosed to Regency stockholders prior to final approval of the settlement. There can be no assurance that the Court will approve the settlement. In such event, the settlement may be terminated.

Supplemental Disclosures

Regency is making the following supplemental disclosures to the Joint Proxy Statement/Prospectus in connection with the settlement of the Action. The parties have entered into a stipulation of settlement to settle the Action subject to notice to Regency stockholders as directed by the Court and approval of the Court. Pursuant to the settlement, Regency has agreed to provide the additional information set forth below. Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Joint Proxy Statement/Prospectus. All page references are to the Joint Proxy Statement/Prospectus and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Joint Proxy Statement/Prospectus.

The disclosure in the section entitled “The Merger” under the heading “Background of the Merger” of the Joint Proxy Statement/Prospectus is hereby amended by amending and restating the second full paragraph on top of page 44 as follows (with additions underlined): “In the first half of 2016, representatives of Barclays from time to time indicated to Mr. Katzman that, based on discussions with representatives of Regency during Barclays’ ordinary course investment banking coverage efforts described above, Regency might be interested in discussing a potential business combination involving Equity One and the rationale for such a transaction (including that the combination of Equity One and Regency would create one of the leading necessity-based shopping center companies; that the combined company would be expected to have a flexible and strong balance sheet, with the ability to pursue appropriate internal and external opportunities and the potential for improved credit ratings and a lower cost of debt capital; and that a combination of the two companies would be expected to generate corporate and operational cost savings), although no proposal had been made by Regency at that time.”

The disclosure in the section entitled “The Merger” under the heading “Background of the Merger” of the Joint Proxy Statement/Prospectus is hereby amended by amending and restating the fifth sentence in last paragraph that starts on page 46 as follows (with additions underlined): “Regency management presented to the board the strategic rationale and portfolio impact of the potential transaction, including that a substantial percentage of Equity One’s portfolio was composed of high quality centers and located primarily in high-density in-fill and affluent trade areas and the combination of the two companies would further establish Regency as the preeminent shopping center REIT, enhance Regency’s balance sheet and cost of capital and would be expected to generate corporate and operational cost savings.”

The disclosure in the section entitled “The Merger” under the heading “Background of the Merger” of the Joint Proxy Statement/Prospectus is hereby amended by amending and restating the fifth sentence in last paragraph that starts on page 46 as follows (with additions underlined): “Regency management provided an update to the board regarding Equity One’s assets in various geographic markets and described to the board that a substantial percentage of Equity One’s portfolio was composed of high quality centers and located primarily in high-density in-fill and affluent trade areas. Regency management also further discussed the transaction rationale, including the expectation that the high quality of the combined platform will provide for significant and sustainable embedded net operating income and net asset value growth opportunities and the expectation that the combined company will realize approximately $27 million in annual run-rate cost savings by 2018, primarily related to the elimination of duplicative corporate and property-level operating costs, and potential additional synergies from economies of scale, increased operational efficiencies and its ability to augment an already-talented team.”

The disclosure in the section entitled “Opinion of Regency’s Financial Advisor, J.P. Morgan Securities LLC” under the heading “The Merger,” on page 65 of the Joint Proxy Statement/Prospectus, is hereby amended by adding the following to the end of the first paragraph under “Discounted Cash Flow Analysis” (with the new sentence underlined): “The discounted cash flow analysis conducted by J.P. Morgan treats stock-based compensation as a cash expense.”

The disclosure in the section entitled “Opinion of Regency’s Financial Advisor, J.P. Morgan Securities LLC” under the heading “The Merger,” on page 65 of the Joint Proxy Statement/Prospectus, is hereby amended by adding the following to the end of the second paragraph under “Discounted Cash Flow Analysis” (with the new sentences underlined): “The extrapolations for estimated calendar year 2026 for Regency on a standalone basis resulted in projected unlevered free cash flow for that year of $456 million. The extrapolations for estimated calendar year 2026 for Equity One on a standalone basis resulted in projected unlevered free cash flow for that year of $158 million.”

The disclosure in the section entitled “Opinion of Regency’s Financial Advisor, J.P. Morgan Securities LLC” under the heading “The Merger,” on page 69 of the Joint Proxy Statement/Prospectus, is hereby amended by adding the following two sentences after the fourth sentence of the second paragraph on such page (with the new sentences underlined): “In connection with the merger agreement, Regency entered into a commitment letter with JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan, pursuant to which such affiliate committed to provide $750 million of senior unsecured bridge loans, the proceeds of which could be used to refinance certain existing indebtedness of either Regency or Equity One and to pay fees and expenses in connection with the acquisition and related transactions. J.P. Morgan’s affiliate received fees of less than $3.0 million for providing this commitment. ”

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IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The transaction will be submitted to the stockholders of each of Regency and Equity One for their consideration. In connection with the proposed merger, Regency has filed with the SEC a Registration Statement on Form S-4 (Registration Statement No. 333-215241) containing a joint proxy statement/prospectus of Regency and Equity One. The Registration Statement was declared effective by the SEC on January 19, 2017, and Regency and Equity One mailed the definitive joint proxy statement/prospectus to stockholders of Regency and Equity One on or about January 24, 2017. Regency and Equity One also plan to file other relevant documents concerning the proposed transaction. INVESTORS AND SECURITY HOLDERS OF REGENCY AND EQUITY ONE ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE IN THE

DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov.

NO OFFER OR SOLICITATION

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

Regency, Equity One, and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from Regency and Equity One stockholders in connection with the proposed transaction. Information regarding the interests of the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Regency and Equity One stockholders in connection with the proposed transaction is set forth in the definitive joint proxy statement/prospectus, which was filed with the SEC on January 24, 2017. You can find more detailed information about Regency’s executive officers and directors in its definitive proxy statement filed with the SEC on March 14, 2016. You can find more detailed information about Equity One’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENCY CENTERS CORPORATION

Date: February 17, 2017	By:	/s/ J. Christian Leavitt
Name: J. Christian Leavitt
Title: Senior Vice President and Treasurer (Principal Accounting Officer)